UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2020

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed by The Wendy’s Company (the “Company”), NPC Quality Burgers, Inc. (“NPC”), the Company’s largest franchisee, filed for chapter 11 bankruptcy in July 2020 and commenced a process to sell all or substantially all of its assets, including its interests in approximately 393 Wendy’s® restaurants across eight different markets, pursuant to a court-approved auction process. As of the date of this report, all of NPC’s Wendy’s restaurants remain open, and NPC has remained current with its continuing obligations to the Company and the Wendy’s system, except for certain obligations that were not yet due and payable as of the bankruptcy filing date that the Company expects to be paid upon the closing of the contemplated sale.

The Company is actively participating in the chapter 11 proceedings and continues to evaluate its strategic alternatives in connection with the sale process. This includes, among other things, asserting various consent rights under franchise-related agreements as well as the possibility of submitting a consortium bid together with a group of pre-qualified franchisees to acquire NPC’s Wendy’s restaurants. No final decision has been made by the Company as to whether it will submit any such consortium bid, but if it were to do so, the Company expects that several existing and new franchisees would be the ultimate purchasers of most of the NPC markets, with the Company acquiring at most one or two markets.

Pursuant to its system optimization initiative, the Company expects to continue to optimize the Wendy’s system through facilitating franchisee-to-franchisee restaurant transfers, as well as evaluating strategic acquisitions of franchised restaurants and strategic dispositions of Company-operated restaurants to existing and new franchisees, to further strengthen the franchisee base, drive new restaurant development and accelerate restaurant reimages. The Company remains committed to maintaining its ownership level of approximately 5% of the total Wendy’s system.

There can be no assurances regarding the outcome of NPC’s chapter 11 proceedings, including whether the Company will submit a consortium bid to acquire NPC’s Wendy’s restaurants or whether the consortium bid or any other sale will be successful. In addition, there can be no assurances that NPC’s bankruptcy, including the contemplated sale of its Wendy’s restaurants, will not have an adverse impact on the Company’s results of operations, cash flows or financial condition or on the performance of the Wendy’s system.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Forward Looking Statements

This Current Report on Form 8-K contains certain statements that are not historical facts, including statements regarding the Company’s participation in NPC’s chapter 11 proceedings, the possibility of submitting a consortium bid to acquire NPC’s Wendy’s restaurants, and the Company’s ownership level of the Wendy’s system. Those statements, as well as statements preceded by, followed by or that include the words “will,” “may,” “believes,” “intends,” “plans,” “expects,” “anticipates,” or similar expressions constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: November 2, 2020	By:	/s/ Michael G. Berner
Michael G. Berner
Associate General Counsel – Corporate and
Securities, and Assistant Secretary

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